CONSULTING AGREEMENT

THIS AGREEMENT effective as of the date February 8, 2016

BETWEEN:

(THROB) 3ob.com LLC
located at 3501 East 2nd Street Long Beach CA 90803
(The "Consultant" or "3ob" or "THROB")

OF THE FIRST PART

AND:

Xplosion Incorporated
located at 468 North Camden Drive Suite 223, Beverly Hills, CA, 90210
(The "Company", or the "Client")

OF THE SECOND PART

WHEREAS:

A. The Client, Xplosion Incorporated, holds the Exclusive Global License Rights for the sales and distribution of the adult novelty line of SayberX product(s). The Company desires to retain the services of the Consultant, those as being provided most specifically by its principal, Mr. Jeff Random, who himself has experience in the industry of adult novelty products, such that his specific assistance is provided to the Company for the purposes of enhancing and supporting its undertaking of the launch and development of the North American sales and distribution channels for the SayberX product(s, it exclusively represents; and

B. The Consultant wishes to accept such appointment and desires to perform services for the Company in accordance with the terms and on the conditions as agreed and set forth herein.

THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises, mutual covenants and Agreements herein contained, the parties hereto covenant and agree with each other as follows:

Definitions
The "Agreement" shall be defined as this Consulting Agreement, once properly executed by the Parties.

Company ____ Consultant ____

For purposes of this Agreement, the terms "contractor," and derivatives thereof including without limitation "consultant" and "independent contractor," and use of the terms "contractor" or derivatives shall not be deemed to create an employer-Consultant relationship between the Company and the undersigned.

"Consultant's Services" and derivatives thereof including without limitation "Services provided by Consultant", "Services" and "Consulting Services," shall include but not be limited to the Services, advice, forecasting, work product, and Confidential information Consultant may provide to the Company.

"Cost of Goods Sold" or "COGS" shall be defined as the lesser of either (A) the actual costs paid for the products sold during a given period that generated the Gross Revenues of that period or (B) $150 USD for each item sold during a given period that generated the Gross Revenues of that period.

"Gross Profits" or "Gross Profit" for a given period shall be defined as Gross Revenue for that period minus the Cost of Goods Sold for that period. No other costs such as shipping, taxes, fees, penalties shall be subtracted from Gross Revenue when calculating Gross Profits.

"Gross Revenue" or "Gross Revenues" shall be defined as the total of all revenues received by the Client in a given period for North American Sales as termed below.

"North American Revenues" or "North American Sales" shall be defined as all revenues originating from sales or deliveries made to customers or recipients in North America. (North America as further defined as the countries, territories and protectorates of Canada, the United States and Mexico). This means that if either customer or recipient is in North America that the sale is considered to be part of North American Sales, and thereby the revenues shall be treated as such.

"SayberX Products" shall be defined as any/all products manufactured or represented by Interactive Holdings Limited, the owner of the SayberX technology, such as is further defined and governed under the Exclusive Global rights agreement between Interactive Holdings Limited and the Company wherein the Company holds the exclusive global sales and distribution rights to any/all products and services manufactured or represented for distribution and sale by Interactive Holdings Limited.
The "Parties" shall be defined as Consultant and Company collectively.

The party being furnished Confidential Information (as defined in this agreement), directly or indirectly, under this agreement is referred to herein as the "Recipient Party" or "Recipient" and the party furnishing or providing such Confidential Information is referred to herein as the "Disclosing Party" or "Discloser".

Company ______ Consultant ______

1.00 APPOINTMENT

1.01 The Company hereby engages the Consultant as an independent contractor to assist in the development of marketing and sales strategies and so as to enhance and source North American sales and distribution channels. "Schedule A" to this Agreement details certain terms and conditions that are part of this Agreement and areas that the knowledge and expertise contributed by the Consultant to the Client may provide value under the terms and conditions of this agreement.

2.00 TERM

2.01 The engagement of the Consultant hereunder will be for a term of no less than nine (9) months commencing as and from the date of execution of the Agreement. (the "Term"), subject to earlier termination as provided for herein.

2.02 It is further agreed that at the completion of the initial contract term, unless written notice of cancellation is delivered with at least 30 days' notice, then it is assumed that both parties wish to negotiate the renewal of this Agreement for an additional term. During such negotiation the parties will operate under a month-to-month extension of the initial term of this Agreement inclusive of a 2-month rolling notice of termination period. This means that if either party wishes to terminate this Agreement, during the month-to-month extension they must give written notice at least 60 days in advance.

3.00 REMUNERATION

3.1 The remuneration to be paid to the Consultant by the Company hereunder, is as defined below:

<u>The Monthly Retainer:</u>

A monthly retainer payment shall be made:

Month 1 ($8,000 USD), Months 2 – 9 ($4,500 USD/month) to be payable by the Client at or before the1st of each month such that it is received by the Consultant no later than the 5th of every month.

<u>Revenue Descriptors:</u>

"Other revenues" are those defined as revenues generated if derived from the direct or indirect use of any and all: mailing lists, contacts, vendors, relationships, resources, or knowledge any of which were developed under this agreement or provided to the Company by the Consultant.

Company ______ Consultant ______

SayberX Revenues" shall be defined as all Company revenues derived from the North American Revenues. SayberX Revenues include but are not limited to affiliate commissions, referral fees, and/or advertising revenues, which may be associated with the North American sale of SayberX products.

Revenue Share Earn-out:

"Revenue Share" shall be 8.5% of the Gross Profit from SayberX Revenues and Other Revenues each as previously defined herein.

The Revenue Share is to be paid monthly to Consultant during the 9-month initial term of this agreement and shall continue to be paid monthly for an additional 9-month period following the termination of this agreement called the "Earn Out Period" or the "Earn Out". The Revenue Share payments, and the Earn Out payments shall be paid by the 10th of each month for the month prior, during both the respective initial term of this Agreement and during the Earn Out Period.

If Company fails to pay any remuneration due to Consultant within 5 days of the date such remuneration is due, then the Company is automatically in "Bad Pay Status". Bad Pay Status is cured by paying all remuneration due to Consultant. If the Company is in Bad Pay Status for more than 11 business days then Company agrees to pay "Liquidated Damages" in the amount of 1% of the total amount owed for each day after the initial 11 business days the amount remains unpaid. The 1% liquidated damages shall be calculated each day on the total amount owed including previously accrued unpaid liquidated damages.

All remuneration shall be paid in US Dollars and the amounts due shall be the net amount Consultant receives after subtracting any fees or charges for sending or receiving the remuneration payment(s) such as wire transfer fees, foreign check fees, currency exchange fees and PayPal fees.

3.2 **Monthly North American Sales Reporting**

During the term of this Agreement and during the Earn Out, the Company shall keep and provide monthly to Consultant the "Monthly Reports" which shall be complete and accurate financial records with respect to the North American Revenues utilized as the basis for the calculation of the remuneration payments under this Agreement, specifically including but not limited to sections 3.00, and 3.1 of this Agreement.

The Company will make available to Consultant audited financial statements at least yearly and such statements will be clear as to which revenues and COGS are SayberX Revenues, Other Revenues and North American Sales. This obligation may be satisfied

Company Consultant

by making such audited financial statements public and notifying Consultant as to where to access them.

4.00 TERMS AND CONDITIONS OF CONSULTANCY

4.01 The Consultant will serve the Company using commercially reasonable efforts and Consultant's best judgment with a goal of profitable and efficient results.

4.02 The Consultant shall carry out such duties and projects that are commercially reasonable and appropriate in Consultant's best judgment. Consultant shall be open to requests by the President of the Company and shall report to the President or such other person as the President may advise.

4.03 The Consultant does not have the power to enter into any contracts on behalf of the Company and without limiting the generality of the foregoing, to authorize any borrowing, financial commitments, lending, pledging, selling, assigning or employment without the specific written approval of the Company.

4.04 The Consultant will well and faithfully serve the Company during the continuance of the term of engagement hereunder and will use Consultant's best judgment as to which commercially reasonable efforts to engage in to promote the North American Sales.

4.05 (a) The Company will use its best efforts to exclusively retain the Exclusive North American License Rights for the sales and distribution of the adult novelty line of SayberX product(s) during the term of this Agreement, and during the Earn Out Period.

4.05 (b) The Company possesses contractual rights to the Exclusive Global License for the sales and distribution of the adult novelty line of SayberX product(s) for a period exceeding the term of this Agreement, and the term of the Earn Out Period.

4.06 The Company agrees to pay or promptly reimburse Consultant for all pre-approved expense that Consultant incurs in the performance of Consultant's duties under this agreement.

4.07 If the Consultant is required to travel to perform Consultant's duties under the terms of this Agreement, Company agrees to pay for business class tickets for domestic flights over 3 hours. The Company also agrees to pay for direct flights for Consultant wherever possible.

4.08 The Company does not have the power to enter into any contracts on behalf of the Consultant and without limiting the generality of the foregoing, to authorize any borrowing, financial commitments, lending, pledging, selling, assigning or employment without the specific written approval of the Consultant.

Company ______ Consultant ______

5.00 CONFIDENTIALITY AND INVENTIONS AGREEMENT

5.01 For purposes of this Agreement, the term "Confidential Information" includes any information in any form or medium, including without limitation written records, documents, computer-readable disks, tapes, printouts, sound recordings, photographs, reproductions, sketches, notes, or copies or excerpts of them, or other documents or materials that are non-public, sensitive, proprietary and/or marked confidential.

Confidential Information does not include information that (a) has become part of the public domain through no act or omission of the Recipient Party; (b) was lawfully disclosed to the Recipient Party without restriction on disclosure by a third party; (c) was developed independently by the Recipient Party; or (d) is or was lawfully and independently provided to the Recipient Party prior to disclosure hereunder from a third party who is not subject to an obligation of confidentiality or otherwise prohibited.

Confidential Information includes inventions (as defined below), software, source code, object code, algorithms, procedures, databases, compilations, technical data, formulas, theories, methods, equipment, samples, designs, data, specifications, drawings, blueprints, prototypes, models, business plans, customer lists, contacts and information, sales and marketing reports, proposals, prices, costs, personnel and payroll records, mailing lists, accounting records, and other trade secrets and information concerning the businesses and other ventures which the disclosing party now operates or may operate in the future.

For purposes of this Agreement, "Inventions" shall be limited to ideas, improvements, or other Confidential Information, whether or not patentable and whether or not reduced to practice, made or conceived by the Consultant (whether made solely by Consultant or jointly with others), during the term of engagement with the Company, which directly relate exclusively to and specifically to the actual business, work or products and development of the Company or its subsidiaries that the Consultant worked on. Inventions shall specifically not include any ideas, improvements, or other Confidential Information, whether or not patentable and whether or not reduced to practice, made or conceived by the Consultant (whether made solely by Consultant or jointly with others), during the term of engagement with the Company, which could apply generally to business, and or specifically to other businesses, work, or products than those of the Company or its subsidiaries that the Consultant worked on.

In regard to the above, the Parties agrees as follows:

(a) during the engagement of Consultant by the Company, the Parties will not disclose or make use of any Confidential Information except as necessary for the performance of their duties under this agreement. Performance of such duties specifically may include the need to reveal the Confidential Information only to Recipient's affiliates, subsidiaries, directors, officers, employees and agents (collectively "Affiliates") with a

Company ________ Consultant ________

need to know the Confidential Information for the purposes of performance under this agreement. The Recipient Party agrees not to disclose to any non-affiliated third party any of the Confidential Information now or hereafter received or obtained by it without the Disclosing Party's prior written consent; provided, however, that the Recipient Party may disclose any such Confidential Information to its respective accountants, attorneys, consultants and other confidential advisers (collectively "Advisers") who need to know such information for the purpose of assisting the Recipient Party in connection with performance of their duties under this agreement. The Recipient Party further agrees that its Affiliates and Advisers will be advised by such Recipient Party of the protected nature of any Confidential Information to be disclosed to them and shall not disclose such Confidential Information to such Affiliates and Advisers without their agreement to be bound by this Agreement;

(b) after the term of this Agreement has terminated for any reason, the Parties will not disclose or make use of any Confidential Information for any purpose, either on their own behalf or on behalf of another person, entity, or business;

(c) during the term of this agreement the Parties will not provide to the other Party or make use of any trade secrets or other confidential information belonging to another employer or other third party without the express approval of both the receiving party and such other employer or other third party;

(d) the Parties represents individually that they are not subject to any confidentiality, non-competition, or other agreement with any other employer or other third party that would conflict with this Agreement or prevent them from performing their obligations under this agreement;

(e) upon demand by the Discloser or upon termination of the this agreement for any reason, the Recipient will be willing to immediately assemble all physical property and records of the Discloser in their possession or under their control, including all copies, excerpts, derivations and duplications thereof, and return them promptly and unconditionally to the Discloser if Discloser pays all expenses associated with such a return.. Company specifically understands and agrees that it is not practical to gather, destroy or return any information stored electronically. The Parties specifically agree that copies may continue to exist in backup files, email archives, and other automated services some of which may be run by third parties. The parties agree that in this modern day the saying is that 'email is forever' is true, and does not need to be destroyed or returned, however this does not discharge either parties obligation to keep the Confidential Information confidential; and.

Company Consultant

(f) the Parties agree that during the term of this engagement, and for the period of Revenue Share payments that continue after this engagement neither Party will for any reason knowingly, either directly or indirectly, for itself or for any other person or entity, hire, solicit or induce (other than to the extent of normal advertising of positions open) any Consultant, independent contractor or consultant of the other party to this agreement to leave their employment or engagement or to cease doing business with the either of the Parties.

This Agreement imposes no obligation upon Recipient with respect to information that: (i) was in Recipient's possession before receipt from Discloser; (ii) is or becomes a matter of public knowledge through no fault of Recipient; (iii) is rightfully received by Recipient from a third party without a duty of confidentiality; (iv) represents general conceptual information (as compared to, e.g., specific technical or financial information, specific product offerings or specific product ideas) which is incidentally retained in the unaided memories of persons who have had access to the Confidential information; (v) is independently developed by Recipient without use of Discloser's Confidential Information; (vi) is disclosed under operation of law, provided that the Recipient will use reasonable efforts to provide Discloser with prompt written notice of any such requirement in order to enable Discloser to seek an appropriate protective order or other remedy, and that Recipient will disclose only such information as is legally required and will use reasonable efforts to obtain confidential treatment for any Confidential Information that is so disclosed; or (vii) is disclosed by Recipient with Discloser's prior written approval.

6.00 MUTUAL UNDERSTANDING

Company specifically acknowledges and approves of the fact that Consultant already is, and will continue to be engaged in the development, sale and or marketing of sex toys which could be considered to be directly competing with the present and/or anticipated business of the Company. Additionally, Consultant specifically acknowledges and understands the Company in its own right, may during the term of the agreement pursue involvement in whatever other adult industry products and services as it may deem appropriate, and should such opportunities or business relationships develop, that Consultant will have nothing to do with or gain from such potential agreements, unless and only if, such prospect was introduced to the Company directly by the Consultant, and then at such future date as defined under terms and conditions of a completely separate Consulting agreement.

The Company and Consultant realize that they will have to rely upon the best judgement and good faith of Consultant, to ensure that Consultant appropriately directs Consultants efforts to be fair to all parties to the agreement. Consultant reaffirms to hold true to the confidentiality obligations set forth in section 5.00 and 5.01 of this Agreement.

7.00 TERMINATION

Company ______ Consultant ______

7.01 The initial term of this Agreement may be terminated in the following manner and in the following circumstances:

(a) at any time by notice in writing from the Company to the Consultant "For Cause", which is defined as, an uncured breach by the Consultant of any of the terms and conditions of this Agreement with the Company, of which the Consultant has been notified of the specifics of such breach in writing at least 11 business days in advance of such termination. If Consultant cures the breach during the 11 business days day period, then this agreement may not be terminated "For Cause" based on the cured breach;

(b) at any time by the Company by giving written notice, and immediately paying to the Consultant the balance of retainer that would be due to Consultant during the initial 9 month term of this agreement, and by continuing to fulfill Company's obligation to pay Revenue Share to the Consultant during the Earn Out period of 9 months following the termination of the initial term of this Agreement; and

(c) Notwithstanding any termination of this Agreement, Clauses 3.00, 3.1, 3.2, 5.00, 6.00 and 7.00 of this Agreement remain binding and enforceable.

8.00 INDEMNITY

8.01 The Consultant will indemnify and hold harmless the Company from and against:

(a) any and all liabilities, whether accrued, absolute, contingent or otherwise, in regard to any taxes or government with-holdings due by Consultant on fees paid to Consultant by the Company, and without limiting the generality of the foregoing;

(b) any and all damage or deficiencies resulting from any misrepresentation on the part of the Consultant in this Agreement; and

(c) any and all actions, suits, proceedings, demands, assessments, judgements, costs and legal and other expenses incident to any of the foregoing.

8.02 The Company will indemnify and hold harmless the Consultant from and against any and all liabilities, lawsuits, claims and disputes whether accrued, absolute, contingent or otherwise which relate in any way to any and all product liability, product claims, copyright infringement, trademark infringement, patent infringement intellectual property rights violations and other similar causes of action.

Company ____ Consultant ____

The Company agrees to defend, indemnify, and hold Consultant, and its officers, directors, agents, and employees, harmless against all costs, expenses and losses (including reasonable attorney's fees and costs) incurred through claims of third parties against Consultant based on any of Company's actions or inaction.

8.03 Limitation of Liability

The Company agrees that Consultant's Services are to be performed as Consultant deems necessary, and are on an "As-Is" basis, with no guarantees or warranties of any kind whether express or implied. The Company agrees that Consultant is not responsible for, and releases Consultant from all liability resulting from any failure of Consultant's Services or representations. Such failures are not limited to, but do include to; meet the Company's expectations, be fit for a particular purpose, economically benefit the Company, engage in any particular course of conduct, or be accurate.

(A) The Parties agree that IN NO EVENT WILL Consultant be liable for any consequential, incidental, indirect, special, PUNITIVE, or exemplary damages of any kind, including without limitation any loss of use, loss of business, or loss of profit or revenue, arising out of or in connection with this Agreement, regardless of the form of action whether in contract, tort (including WITHOUT LIMITATION negligence, strict liability or otherwise), even if Consultant has been advised of the possibility of such damages, and notwithstanding the failure of essential purpose of any limited remedy. Additionally, Consultant shall not be liable for any act or omission of Clients or any other third party. Consultant's total cumulative liability, regardless of the form of action, will not exceed an amount equal to all amounts actually RECEIVED by Consultant from Clients PURSUANT TO THE SERVICE AGREEMENT GIVING RISE TO SUCH LIABILITY during the six (6) month period immediately preceding any such liability. THE LIMITATIONS UPON DAMAGES AND CLAIMS SET FORTH IN THIS AGREEMENT ARE INTENDED TO APPLY WITHOUT REGARD TO WHETHER OTHER PROVISIONS OF THIS AGREEMENT HAVE BEEN BREACHED OR HAVE BEEN HELD TO BE INVALID OR INEFFECTIVE AND NOTWITHSTANDING THE FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN. Clients acknowledge that these limitations are reasonable, that they are an essential element OF THE BASIS OF THE BARGAIN hereof and that absent such limitations, Consultant would not enter into this Agreement.

(B) Notwithstanding any provisions of this Agreement, if Clients' jurisdiction has provisions specific to waiver or liability that conflict with the preceding paragraph, then Consultant's liability is limited to the smallest extent possible by law. Specifically, in those jurisdictions that prohibit such limitations, Consultant does not disclaim liability for: (i) death or personal injury caused by its negligence or that of any of its officers, employees or agents; or (ii) fraudulent misrepresentation; or (iii) any liability which it is not lawful to exclude either now or in the future.

Company____ Consultant ____

9.00 DISPUTE RESOLUTION

9.01 If there is any disagreement between the parties hereto with respect to the terms of this Agreement or the interpretation thereof, such disagreement will be resolved in a court of law unless the Parties mutually agree in writing to resolve such disagreement amongst themselves.

Regarding any and all disputes arising under this Agreement or in any other way relating to this agreement or its formation, including without limitation, regarding any and all legal actions to enforce the terms of this Agreement, the prevailing Party shall be entitled to, awarded, reimbursed, and expeditiously paid, the prevailing Party's reasonable attorneys' fees, court costs and other expenses.

10.00 NO WAIVER

10.01 A waiver by any Party of any term, condition, breach or default of this Agreement or any license granted in, pursuant to, or resulting from, this Agreement in any one instance shall not be deemed or construed to be a waiver of such or another term, condition, breach or default for any subsequent or similar instance in the future. No waiver of any breach of any covenant or other condition shall be construed to be a waiver of, or consent to, any previous or subsequent breach of the same, or of any other, covenant or condition. No delay or omission by any Party in exercising any right or power arising from any default by any other Party shall be construed as a waiver of such default, nor shall any single or partial exercise thereof preclude any further exercise thereof or the exercise of any other right or power arising from any default by a Party. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement.

11.00 INTERPRETATION

11.01 Each provision of this Agreement is declared to constitute a separate and distinct covenant and will be severable from all other such separate and distinct covenants.

11.02 If any covenant or provision is determined to be void or unenforceable, in whole or in part, it will not be deemed to affect or impair the enforceability or validity of any other covenant or provision of this Agreement or any part thereof.

11.03 The headings in this Agreement form no part of the agreement between the parties and will be deemed to have been inserted for convenience only and will not affect the construction hereof.

11.04 Wherever the singular or the masculine is used herein, the same will be deemed to include the plural or the feminine or the body politic or corporate where the context or the parties so require.

Company Consultant

12.00 GOVERNING LAW

12.01 This Agreement will, in all respects, be governed by and construed in accordance with the laws of the State of Nevada.

13.00 FURTHER DOCUMENTS

13.01 The parties will execute such further assurances and other documents and instruments and do such further and other things as may be necessary to implement and carry out the intent of this Agreement.

14.00 ASSIGNMENT

14.01 The Consultant may assign this contract to a company in which Consultant is employed or owns to carry out Consultant, that specifically being Jeff Random obligations on behalf of the assignee. This assignment is subject to the reasonable approval of the Company.

15.00 NOTICE

15.01 Any notice in writing required or permitted to be given to either party hereunder will be deemed to have been well and sufficiently given if mailed by prepaid registered mail with signature required or delivered with signature required to the address of the party to whom it is directed set forth on page 1, or such other address as either party may from time to time direct in writing and any such notice will be deemed to have been received, upon the date of delivery with signature.

16.00 ENTIRE AGREEMENT

16.01 The provisions herein constitute the entire agreement between the parties and supersede all previous expectations, undertakings, communications, representations and agreements whether verbal or written between the parties with respect to the subject matter hereof.

17.00 NO PARTNERSHIP

17.01 No agency, employment or partnership is hereby created between the parties and either party, which would create any apparent agency, or partnership between the parties hereto will make no representations.

18.00 INDEPENDENT LEGAL ADVICE

18.01 The parties hereto confirm that they have been recommended to obtain independent legal advice prior to the execution of this Agreement and confirm that

Company ______ Consultant ______

they have obtained independent legal advice or alternatively, have waived their right to the same.

19.00 ENUREMENT

19.01 The provisions of this Agreement will enure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, successors and assigns.

IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day and year first above written.

The Consultant – (THROB) 360.com LLC
Jeff Random, Principal

3/17/16
Date

The Company – Xplosion Incorporated
Nicholas Galan, CEO

4/11/16
Date

Company ______ Consultant ______

Schedule A

Expected Scope of Consultant Contribution under the Agreement

The Consultant has knowledge, skills, vendors, contacts, relationships and existing proprietary work product previously developed by Consultant, some of which is specific to the market targeted and sought by the Client.

It is understood and agreed the Consultant will contribute and or allow for the utilization of as much of said knowledge and or work product as is commercially reasonable, and appropriate in Consultant's best judgment under this Consulting Agreement. It is specifically agreed by the Company that such skills, contacts, affiliates, relationships, vendors and existing proprietary work product are considered Confidential Information under this Agreement.

Following is a reference list of topics expected, but not guaranteed to make up some (but not necessarily all) of the areas Consultant will address during the project:

SEO (Search Engine Optimization) and similar efforts to earn traffic for sites relating to SayberX products, and relevant additional sites and microsites. Consultant has experience with SEO for sex toys.

Microsites are standalone sites that focus in on a particular topic. Typically created in an effort to generate traffic through SEO and or convert traffic relevant to the topic.

Crowdfunding as a form of sales and marketing. This will result in the introduction to and facilitation of implementation of a vendor to run an Indiegogo campaign for the Company.

Conversion Optimization testing and measuring differing landing pages, price points and/or other variables to determine what works the best to satisfy the goals and objectives of the Client.

Content Marketing Strategy and PR Strategy as ways to generate traffic, publicity, and/or sales.

Affiliate Program (commissioned referrals)

Consultant has experience running affiliate programs. Motivations for the affiliate program may go beyond the direct sales that affiliates can bring and can include the potential increased brand awareness and sales that come from people who saw the ads on the affiliate site, but didn't follow the special link (and therefore no commission is paid). Areas of focus by Consultant may include affiliate commission structure, technology, affiliate recruitment, and affiliate support.

Mainstream and/or Adult Paid Advertising in an effort to generate North American Sales. Areas of focus may include but are not limited to Google Adwords, Google Display Network, 2nd tier networks, adult ad networks, and specific site ad buys for both mainstream and adult.

Company Consultant

Consultant's contacts in both mainstream and in the adult industry may provide value to the Company in a variety of ways. Consultant will leverage Consultant's contacts when and how in Consultant's best judgement it is appropriate to do so.

Vendor evaluation, selection, and management are areas that Consultant has experience in and may provide value to the Company. This may include finding adult friendly vendors, and helping to keep to the good side of some companies that have limited willingness to work with adult companies.

Sourcing domains for Company to acquire, lease or otherwise utilize for Company's benefit, that may be appropriate for use as microsites, landing pages, or even destination sites is another area of focus that Consultant may provide value to Company. Consultant will not unduly favor the use of Consultant's Domains as defined below other than as they provide real advantage over other available choices.

Consultant's Domains

Consultant has direct access to some relevant domains; "Consultant's Domains" that are his confidential property and will remain so during and after the term of the agreement; such Consultant's Domains, however, that he has specifically agreed to contribute for utilization under this agreement that may be appropriate for use as microsites, landing pages, or even destination sites as part of the effort to generate North American Sales.

As consideration for the use of Consultant's domains during the period of this agreement, Company hereby grants to Consultant a perpetual, worldwide license and interest in all rights to any Content that is used on or to promote Consultant's domains that Company possesses during the term of this agreement.

Additionally, Company will share with Consultant all rights in and logins to any 3rd party accounts (such as social media accounts) specifically associated with Consultant's Domains generated as positive work product given the promotion of the Company on the Consultant's Domains.

Company ________ Consultant ________